                                                                Exhibit 99.1

                         PARKVALE FINANCIAL CORPORATION
                                  letter head





FOR IMMEDIATE RELEASE                                         January 20, 2005
---------------------

                 PARKVALE FINANCIAL CORPORATION, MONROEVILLE, PA
            ANNOUNCES EARNINGS FOR THE SECOND QUARTER OF FISCAL 2005

         PARKVALE FINANCIAL CORPORATION (NASDAQ: PVSA) REPORTED NET INCOME FOR THE QUARTER ENDED DECEMBER 31, 2004 OF $2.712 MILLION OR $0.48 PER DILUTED SHARE COMPARED TO NET INCOME OF $2.703 MILLION OR $0.48 PER DILUTED SHARE FOR THE QUARTER ENDED DECEMBER 31, 2003. The increase in net income for the December 2004 quarter is attributable to an increase in other income of $156,000 and a reduction in noninterest expense of $64,000. In addition, the current quarter reflects a provision for loan losses of $54,000 versus a net recovery of $102,000 in the 2003 quarter. Return on average equity was 10.09% for the December 2004 quarter.

         FOR THE SIX MONTH PERIOD ENDED DECEMBER 31, 2004, NET INCOME WAS $5.3 MILLION OR $0.95 PER DILUTED SHARE COMPARED TO NET INCOME OF $5.1 MILLION OR $0.91 PER DILUTED SHARE FOR THE SIX-MONTH PERIOD ENDED DECEMBER 31, 2003. The $207,000 increase in net income for the December 2004 six months reflects a $782,000 increase in net interest income partially offset by a $140,000 decrease in non-interest income and a $71,000 increase in non-interest expense. Net interest income for the six months ended December 31, 2004 increased to $15.3 million from $14.5 million for the six months ended December 31, 2003. Return on average equity was 10.00% for the six months ended December 2004.

         On December 31, 2004, Parkvale completed its acquisition of Advance Financial Bancorp. Parkvale Bank operates 46 offices throughout southwestern Pennsylvania, Brooke County, West Virginia and Belmont and Jefferson Counties in Ohio. The acquisition was accounted for as a purchase business combination and its operations will be included in the consolidated statement of operations effective January 1, 2005. This acquisition is reflected in the accompanying statement of financial condition with assets acquired including $28 million of investment securities, $250 million of loans and deposits assumed were $270 million. The Bank had total assets of $1.9 billion on December 31, 2004. Parkvale's capital was $108 million or $19.32 per share at December 31, 2004.

         (Condensed Consolidated Statement of Operations and selected financial data is attached.)

Contact: Robert J. McCarthy, Jr.            Timothy G. Rubritz
         President and CEO                  Chief Financial Officer
         (412) 373-4815                     (412) 373-4817
                                            email: timothy.rubritz@parkvale.com

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                         PARKVALE FINANCIAL CORPORATION
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
              (Dollar amounts in thousands, except per share data)
                                   (Unaudited)

                                                                     THREE MONTHS ENDED              SIX MONTHS ENDED
                                                                        DECEMBER 31,                   DECEMBER 31,
                                                                    2004            2003           2004            2003
                                                           ---------------------------------------------------------------
Total interest income                                              $17,582        $17,967         $35,086         $36,196
Total interest expense                                               9,913         10,297          19,772          21,664
                                                           ---------------------------------------------------------------
    Net interest income                                              7,669          7,670          15,314          14,532
Provision for loan losses                                               54           (102)            111             (55)
                                                           ---------------------------------------------------------------
    Net interest income after provision for losses                   7,615          7,772          15,203          14,587

Gain on sale of assets                                                   -              -              14             406
Other income                                                         1,874          1,718           3,763           3,511
Total other expenses                                                 5,536          5,600          11,220          11,149
                                                           ---------------------------------------------------------------

    Income before income taxes                                       3,953          3,890           7,760           7,355
Income tax expense                                                   1,241          1,187           2,420           2,222
                                                           ---------------------------------------------------------------


Net income                                                          $2,712         $2,703          $5,340          $5,133
                                                           ===============================================================

Basic earnings per share                                             $0.49          $0.49           $0.96           $0.93
Diluted earnings per share                                           $0.48          $0.48           $0.95           $0.91
Dividends per share                                                  $0.20          $0.18           $0.40           $0.36

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                             SELECTED FINANCIAL DATA
              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                DEC. 31,        June 30,         Dec. 31
                                                                                 2004             2004            2003
                                                                           -----------------------------------------------
Total assets                                                                   $1,913,403      $1,612,453      $1,597,195
Savings deposits                                                                1,536,252       1,281,971       1,283,328
Total loans, net                                                                1,241,342       1,015,078       1,128,358
Loan loss reserves                                                                 16,311          13,808          14,608
Non-performing assets                                                               7,549           7,953           7,657
Ratio of classified assets to total assets                                          0.39%           0.49%           0.48%

Allowance for loan losses as a % of gross loans                                     1.30%           1.34%           1.28%
Total shareholders' equity                                                       $107,971        $104,686        $102,134
Book value per share                                                                19.32           18.76           18.32

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                               OTHER SELECTED DATA

                                                                     THREE MONTHS ENDED               SIX MONTHS ENDED
                                                                        DECEMBER 31,                    DECEMBER 31,
                                                                    2004            2003            2004            2003
                                                           ---------------------------------------------------------------
Average interest rate spread                                         1.89%          1.92%           1.88%           1.81%
Return on average assets                                             0.67%          0.67%           0.66%           0.64%
Return on average equity                                            10.09%         10.64%          10.00%          10.18%
Other expense to average assets                                      1.38%          1.40%           1.39%           1.38%
